LIMITED POWER OF ATTORNEY
      I, Irwin J. Gruverman, hereby constitute and
appoint MFIC Corporation and McCarter & English, LLP
and each of them singly, my true and lawful attorney
in fact (my "Attorney") with full power to any of
them, and to each of them singly, to execute and
submit electronically on my behalf to the United
States Securities and Exchange Commission via the
Commission's EDGAR filing system such Forms 3, 4, or 5
(and any and all amendments thereto) as are required
to comply with the provisions of the Securities
Exchange Act of 1934 and any other requirements of the
Securities and Exchange Commission.  I hereby ratify
and confirm my signature as it may be signed by my
said attorneys, or any of them, to said Forms 3, 4, or
5 and any and all amendments thereto.
      This limited power of attorney shall not be
affected by my subsequent disability or incapacity and
shall not have a fixed duration.
      Executed as a sealed instrument on April 11, 2007.
      /s/ Irwin J. Gruverman
      Irwin J. Gruverman
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